Loan Agreement

By and between

The Shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

and

Speedy Brilliant (Daqing) Consulting Company Limited

March 28th , 2008

Loan Agreement

Loan Agreement

This Loan Agreement (this “Agreement”) is executed by and between the following Parties on March 28th, 2008, in Daqing, PRC.

(1) All Shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (hereinafter collectively called the “Borrowers” or “Party A”), and the shareholding structure refers to the following:

Name of the Shareholders	Shareholding Ratio (%)	ID Card No.	Contact Address
Wang Zhuangyi	66.08	230602196001023411	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuai	15.95	23060219850921711X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zheng Limin	10.82	23060219631013342X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Teng Wenbin	1.36	230603196905232116	Suite 2-103, No.72-1 of Wolitun Street, Long Feng District, Daqing, Heilongjiang, 163000
Li Zhongfen	1.36	23060219591111342X	Suite 1-502, No.2-4 o f Yuanyuan Community, Ranghu Road, Daqing, Heilongjiang, 163000
Feng Shuxia	1.30	230822196811135825	Suite 5-102, No.3-48 of WanBao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Yueping	0.54	230602197110256227	Suite 1-202, No.2-20 of Shengxin Community, Ranghu District, Daqing, Heilongjiang, 163314
Li Xiaoqiu	0.54	230602196409240022	Suite 6-101, No.5-15 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Fan Xishuang	0.41	230604196312060829	Suite 1-602, No.B-14 of Liminghe Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wei Chuanyu	0.33	232332196607210936	Suite 5-201, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Han Jinhong	0.30	372922197004268712	Suite 5-202, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Lihui	0.27	230602601029081	Suite 1-301, Xincun HB Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Ding Yinxia	0.27	230623197404180047	Single Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Yan	0.11	230602197002120816	Suite 5-402, No.56-1 of Ka’er Jiali Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Li Jing	0.08	230602197606075163	Suite 2-502, No.2-15 of Sa’ertu Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuchang	0.05	232325196908203234	Suite 2-204, No.3-56 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Cai Yingli	0.05	230707197506250224	No.3 Group, Donglinwei, Tielin Street, Xinqing District, Yichun, Heilongjiang, 153000
Zhang Xueying	0.05	230606197207260025	Suite 3-11, No.41 Xiang, Longhua Road, Longfeng District, Daqing, Heilongjiang, 163711
Yao Li	0.03	232623197812290028	Suite 2-102, No.10-18 of Tianhe Community, Wei’er Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Su Zhongbo	0.03	232302681208042	Suite 8-502, No.5-22 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Zhanfu	0.03	23011919780829433X	Suite 1-301, No.3-47 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Lu Anwen	0.03	230602197902274028	Suite 6-501, No.S-05 of Lvcejiayuan, Weishiyi Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Total	100	230602196001023411	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311

Loan Agreement

(2) Speedy Brilliant (Daqing) Consulting Company Limited (hereinafter referred to as the “Lender” or “Party B”)

Legal RepresentativeæWang Zhuangyi

AddressæNo.1-9, Hubin Community, Gaoxin District, Daqing

(Party A and Party B are collectively called “the Parties” and individually called “each Party” or “a Party” in this agreement.)

WHEREAS:

(1) Borrowers (Party A) hold 100% of the equity interests in Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (the “Company”);

(2) Party B is a wholly foreign-owned enterprise incorporated under PRC laws;

(3) Party A desires to secure a loan from Party B, for the purpose of increasing the registered capital of the Company, by pledging its equity in the Company to Party B as a guaranty of the loan, and Party B agrees to provide the loan to Party A ;

NOW, THEREFORE, The Parties have agreed through friendly negotiation to the terms and conditions with respect to the loan hereunder as follows:

1. DEFINITION

Except where provided otherwise, the terms used in this Agreement shall mean:

1.1 “PRC” refers to the People’s Republic of China, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

1.3 “RMB” refers to the legal currency within the PRC;

1.4 “Loan” refers to the Total Principal to be loaned to the Borrowers by the Lender in accordance with Article 2 hereunder;

1.5 “The Company” refers to Daqing Qingkelong Chain Commerce & Trade Co., Ltd., a domestic company which is incorporated and validly existing under PRC Laws; its business license No. is 2306022100591, and its registered address is Jiqi Street, Dongfeng Village, Sartu District, Daqing;

Loan Agreement

1.6 “Shareholder” refers to each of the Shareholders in the Company;

1.7 “Equity” or “Equity Interests” refers to the equity interests in the Company;

1.8 “Equity Transfer” refers to the assignment of Equity Interests in the Company held by Party A to Party B or its designated third party in accordance with the provisions of the exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) executed on March 28th, 2008.

1.9 “Asset Transfer” refers to the assignment of the assets of the Company by the Company to Party B or its designated third party in accordance with the provisions of the Exclusive Purchase Option Agreement.

1.10 “Consideration for Equity Transfer” has the meaning set forth in Section 6 of this Agreement.

1.11 “Consideration for Assets Transfer” has the meaning set forth in Section 6 of this Agreement.

2. THE TOTAL LOAN AMOUNT

2.1 The total principal amount of the loan hereunder is RMB 77,000,000 Yuan (the “Total Principal”), and the amount and ratio of the loan to be made to each Shareholder are as set forth in the following table:

Name of the Shareholders	Amount of the Loan (Ten Thousand Yuan)	Percentage of Total Principal (%)
Wang Zhuangyi	5088.16	66.08
Wang Shuai	1228.16	15.95
Zheng Limin	833.14	10.82
Teng Wenbin	104.72	1.36
Li Zhongfen	104.72	1.36
Feng Shuxia	100.1	1.30
Zhang Yueping	41.58	0.54
Li Xiaoqiu	41.58	0.54
Fan Xishuang	31.57	0.41
Wei Chuanyu	25.41	0.33
Han Jinhong	23.1	0.30
Zhang Lihui	20.79	0.27
Ding Yinxia	20.79	0.27
Wang Yan	8.47	0.11
Li Jing	6.16	0.08
Wang Shuchang	3.85	0.05
Cai Yingli	3.85	0.05
Zhang Xueying	3.85	0.05
Yao Li	2.31	0.03
Su Zhongbo	2.31	0.03
Wang Zhanfu	2.31	0.03
Lu Anwen	2.31	0.03
Total	7700.00	100

Loan Agreement

3. TERM OF THIS AGREEMENT

3.1 Unless otherwise provided, the term of this Agreement shall begin from the Effective Date and expire when the loan is completely repaid by the Borrowers in accordance with the provisions of Article 6 hereunder.

4. LOAN USAGE

4.1 The full amount of the loan provided hereunder shall be used to increase the registered capital of the Company, and the Borrowers shall in no event change the usage without the prior written consent of the Lender.

4.2 The Borrowers shall cause the Company to complete the registration of the Company with the competent Administration Bureau of Industry and Commerce in respect of the increase in the registered capital of the Company within 30 business days upon receipt of the Loan hereunder, and such period may be prolonged upon the consent of the Lender.

5. LOAN INTEREST

5.1 Except as provided in Section 5.2 hereunder, the Loan hereunder shall be interest-free.

5.2 If the Consideration for Equity Transfer or the Consideration for Asset Transfer, in accordance with Section 6 hereof, is higher than the Total Principal as a result of the requirements of then applicable law or for any other reason, the excess shall be deemed to be loan interest/utilizing fees of the Loan to the largest extent permitted by PRC Laws, and will be paid to Party B by Party A together with loan principal.

6. LOAN REPAYMENT

6.1 The Loan shall be repaid upon receipt of written notice sent by Party B to Party A (the “Repayment Notice”), which shall instruct Party A to repay the Loan in accordance with Section 6.3.1 or 6.3.2 hereof.

Loan Agreement

6.2 The Repayment Notice shall indicate the term of repayment, which shall be adjusted from time to time by Party B in accordance with the provisions of PRC Laws regarding equity transfers (the “Repayment Term”).

6.3 Except as provided otherwise by the Repayment Notice, Party A shall make payment to Party B during the Repayment Term as follows:

6.3.1 In the event of any Equity Transfer by Party A, the after-tax consideration paid to Party A in exchange for such Equity Transfer (including the principal and interest of the loan, if applicable) (hereinafter referred to as the “Consideration for Equity Transfer”) shall be used by Party A to repay the Loan to Party B;

6.3.2 In the event that the Company receives consideration for any Asset Transfer, Party A shall cause the Company to adopt a plan of profit distribution to transfer all after-tax income of the Company to Party B to the greatest extent permitted by PRC Laws, in order to repay the loan made by Party B under this agreement.

6.4 If the Consideration for Equity Transfer or Consideration for Asset Transfer is lower than the total principal under this Agreement, Party A shall be exempted from the shortfall repayment obligation.

7. CONDITONS FOR GRANTING OF THE LOAN

7.1 The loan shall be granted only upon satisfaction of all the following conditions:

7.1.1 Party A shall cause the Shareholders General Meeting of the Company to approve increasing the registered capital by an amount equal to the Total Principal.

7.1.2 Party A, or the Company on behalf of Party A, shall execute all documents necessary for the registration with the competent Administration Bureau of Industry and Commerce in respect of the increase of registered capital of the Company.

7.2 Party B shall grant the Loan immediately and deposit it in the escrow account as agreed by Party B for increasing the registered capital of the Company after it receives written evidence which proves that Party A has fulfilled all the conditions under Section 7.1 hereof.

Loan Agreement

8. WARRANTIES AND UNDERTAKINGS

8.1 Party A hereby represents and warrants to Party B that, as of the execution date of this Agreement:

8.1.1 Party A legally holds 100% of the Equity in the Company;
8.1.2 Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement, there is no pledge or other form of encumbrance on the Equity;
8.1.3 There are no material debts which will adversely affect the Equity of Party A;
8.1.4 Execution of this Agreement by Party A shall not constitute a breach of the articles of association of the Company.

8.2 Party A warrants to Party B that, as of the execution date of this Agreement:

8.2.1 Except as otherwise provided in the Equity Pledge Agreement and Exclusive Purchase Option Agreement, without Party B’s prior written consent, Party A shall not transfer, sell, mortgage or otherwise dispose of assets or income of the Company;
8.2.2 Without Party B’s prior written consent, Party A shall not supplement or amend the articles of association or rules of the Company, nor shall it increase or decrease the registered capital or change the shareholding structure of the Company in any manner;
8.2.3 Without Party B’s prior written consent, Party A shall not cause or allow the Shareholders’ General Meeting of the Company to approve the resolutions for the Company or any subsidiary controlled or wholly owned by the Company to dissolve, liquidate or change legal form;
8.2.4 Without Party B’s prior written consent, Party A shall not cause or allow the Shareholders’ General Meeting of the Company to approve any Profit Distribution Proposal, nor shall it accept such a distributed dividend; and at Party B’s request, Party A shall promptly approve a Profit Distribution Proposal and accept such a distributed dividend;
8.2.5 At Party B’s request, Party A shall provide Party B with all information regarding Party B’s business operations and financial condition;
8.2.6 Without Party B’s prior written consent, Party A shall not incur or succeed to any debts or liabilities which may adversely affect its Equity Interests;
8.2.7 Party A shall appoint, and appoint only, the candidates nominated by Party B to the board of directors of the Company, and shall not replace such candidates without Party B’s written consent;
8.2.8 Without Party B’s prior written consent; Party A shall not cause or allow the board of directors of the Company appointed by Party A to approve any acquisition of, any consolidation with, or any investment in any third party;

Loan Agreement

8.2.9 Party A shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involves the assets, business or income of the Company; and shall make every effort to take action to resolve such lawsuit, arbitration or administrative dispute in order to safeguard the legal rights and interests of the Company;
8.2.10 Without Party B’s prior written consent, Party A shall not commit any act or omission that would materially affect the Company’s assets, business or liabilities;
8.2.11 Party A shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

8.3 Party A warrants to Party B that it shall use its best efforts to ensure that the Company:

8.3.1 shall not, without Party B’s prior written consent, supplement or amend the articles of association or rules of the Company, or any subsidiary controlled or wholly owned by the Company, in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the aforesaid entities in any manner;
8.3.2 shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;
8.3.3 shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect Party B’s security interests unless as required for the business operations of the Company or upon prior written consent by Party B;
8.3.4 shall not incur or succeed to any debts or liabilities without Party B’s prior written consent;
8.3.5 without Party B’s prior written consent, shall not enter into any material contract (exceeding RMB 5,000,000 in value);
8.3.6 without Party B’s prior written consent, shall not provide any loans or guaranty to any third party;
8.3.7 at Party B’s request, shall provide Party B with all information regarding the Company’s business operation and financial condition;
8.3.8 without Party B’s prior written consent, shall not acquire or consolidate with any third party, nor shall it invest in any third party;
8.3.9 shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involves the assets, business or income of the Company; and shall make every effort to take action to resolve such lawsuit, arbitration or administrative dispute in order to safeguard the legal rights and interests of the Company;

Loan Agreement

8.3.10 without Party B’s prior written consent, shall not distribute any dividends to the shareholders in any manner, and, at Party B’s request, shall promptly distribute all distributable dividends to the shareholders;
8.3.11 without Party B’s prior written consent, shall not commit any act or omission that would materially affect the Company’s assets, business or liabilities.

9. GUARANTY OF THE LOAN

9.1 To secure the repayment of the debts under this Agreement, Party A agrees to pledge all its equity in the Company to Party B, and both Parties agree to execute the Equity Pledge Agreement with respect thereto.

10. TAX AND EXPENSE

10.1 The Parties shall pay their respective taxes and expenses in relation to the execution and performance hereof in accordance with PRC Laws.

10.2 Party B shall pay taxes and expenses in accordance with Section 6.4 hereof (if applicable).

11. ASSIGNMENT OF AGREEMENT

11.1 Party A shall not transfer any or all of its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

11.2 The Parties agree that Party B shall have the right to transfer any or all of its rights and obligations under this Agreement to any third party upon a six (6) days’ written notice to Party A without approval by Party A.

12. LIABILITIES AND INDEMITIES FOR BREACH OF THIS AGREEMENT

12.1 If Party A uses the Loan other than in compliance with the terms of this Agreement, Party B shall require Party A repay the improperly used part promptly.

12.2 If Party A breaches the warranties and undertakings as provided in Article 8 hereof or other provisions under this Agreement and fails to redress such breach within 60 days upon receipt of written notice from Party B, Party B shall be entitled to require Party A to repay the granted Loan promptly.

Loan Agreement

13. EFFECTIVENESS, MODIFICATION AND CANCELLATION

13.1 This Agreement shall take effect on the date of execution hereof by Party A and the duly authorized representatives of Party B.

13.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties do not reach an agreement as to modification, this Agreement remains effective.

13.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided that Party B may, by giving thirty (30) days’ prior notice to Party A, terminate this Agreement.

13.4 Unless Party B fails to grant the Loan as required hereunder after the satisfaction of all conditions as set forth in Section 7.1 hereof by Party A, Party A shall in no event unilaterally terminate this Agreement.

13.5 If Party B fails to provide the Loan in accordance with the terms hereof, this Agreement shall be automatically terminated.

14. CONFIDENTIALITY

14.1 Any information, documents, data and all other materials (herein “confidential information”) arising out of the negotiation, signing, and implementing of this Agreement shall be kept in strict confidence by the Parties. Without the written approval of the other Parties, no Party shall disclose to any third party any relevant materials, but the following circumstances shall be excluded:
(1) Material that is known or may be known by the Public (but not including material disclosed by each party receiving the materials);
(2) Material required to be disclosed subject to the applicable laws or the rules or provisions of a stock exchange; or
(3) Material disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of confidential material by staff or a consignee of any Party shall be deemed to be disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract.

14.2 This Clause shall survive whether this Agreement is invalid, amended, revoked, terminated or incapable of implementation for any reason.

15. FORCE MAJEURE

15.1 “Force Majeure” refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquakes, flood or fire), government acts, strikes or riots.

Loan Agreement

15.2 If an event of force majeure occurs, any of the Parties that is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event, shall take appropriate means to minimize or remove the negative effects of force majeure on the other Party and shall not assume the liabilities for breaching this Agreement. The Parties shall continue performing this Agreement after the event of force majeure disappears.

16. GOVERNING LAW AND DISPUTE RESOLUTION

16.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.

16.2 Any dispute arising out of this Agreement shall be resolved by both parties through mutual negotiation. If both parties cannot reach an agreement within 30 days from the date on which the dispute is brought forward, either Party may submit the dispute to the Beijing Arbitration Commission for arbitration under its applicable rules, and the language of arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon both parties.

16.3 During the process of dispute-resolution, both parties shall continue to perform other terms under this Agreement, except for the provisions subject to the dispute resolution.

17. MISCELLANEOUS

17.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters herein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

17.2 This Agreement shall bind and benefit the successor of each Party and any transferee permitted hereunder with the same rights and obligations as if such successor or transferee were an original party hereto.

16.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be delivered by personal delivery, fax or registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Loan Agreement

The Representative designated by Party A:
Contact person: Wang Zhuangyi
Address: Jing Qi Street, Dongfengxin Village, Sa’ertu District, Daqing City
Tel: 86-459-460-7825
Fax: 86-459-460-7015

Party B:
Contact person: Yueping Zhang
Address: Hubin No.1-9, Hi-tech Zone, Daqing, 163312
Tel: 86-459-460-7987
Fax: 86-459-460-7380

17.4 This Agreement is executed in 23 originals with each of the person for signing this Agreement holding one original, and each of originals shall be equally valid and authentic.

Loan Agreement

IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

For and on behalf of

Party A All Shareholders of Daqing Qingkelong Chain Commerce&Trade Co., Ltd.

Name of the Shareholders	Signature	Name of the Shareholders	Signature
Wang Zhuangyi		Zhang Lihui
Wang Shuai		Ding Yinxia
Zheng Limin		Wang Yan
Teng Wenbin		Li Jing
Li Zhongfen		Wang Shuchang
Feng Shuxia		Cai Yingli
Zhang Yueping		Zhang Xueying
Li Xiaoqiu		Yao Li
Fan Xishuang		Su Zhongbo
Wei Chuanyu		Wang Zhanfu
Han Jinhong		Lu Anwen

Party B Speedy Brilliant (Daqing) Consulting Company Limited (Seal)

Legal Representative (or Authorized Representative): Wang Zhuangyi
Signature